UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

TE CONNECTIVITY PLC
(Exact name of registrant as specified in its charter)
Ireland	98-177916
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
Parkmore Business Park West, Parkmore, H91VN2T Ballybrit, Galway, Ireland
(Address of principal executive offices, including zip code)

TE CONNECTIVITY SWITZERLAND LTD.
(Exact name of registrant as specified in its charter)

Switzerland	98-1808270
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Mühlenstrasse 26 CH-8200 Schaffhausen Switzerland (Address of principal executive offices, including zip code)
TYCO ELECTRONICS GROUP S.A.
(Exact name of registrant as specified in its charter)

Luxembourg	98-0518566
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

46 Place Guillaume II L-1648 Luxembourg
(Address of principal executive offices, including zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.250% Senior Notes due 2033	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-282440

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrants have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement, dated January 28, 2025 (the “Prospectus Supplement”) and the accompanying prospectus, dated October 1, 2024 (the “Base Prospectus”). The Prospectus Supplement relates to the €750,000,000 aggregate principal amount of 3.250% Senior Notes due 2033 (the “Notes”) of Tyco Electronics Group S.A., which are fully and unconditionally guaranteed by TE Connectivity plc and TE Connectivity Switzerland Ltd. The Base Prospectus forms a part of the Registrants’ Registration Statement on Form S-3 (File No. 333-282440), filed with the Commission on October 1, 2024.

Item 1.	Description of Registrant’s Securities to be Registered.

The information set forth under the heading “Description of the Notes and the Guarantees” in the Prospectus Supplement is incorporated herein by reference. Copies of such description will be filed with the New York Stock Exchange.

Item 2.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Indenture, dated as of January 31, 2025, among Tyco Electronics Group S.A., as issuer, TE Connectivity plc, as parent guarantor, TE Connectivity Switzerland Ltd., as additional guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to TE Connectivity plc’s Current Report on Form 8-K, filed with the Commission on January 31, 2025)
4.2	First Supplemental Indenture, dated as of January 31, 2025, among Tyco Electronics Group S.A., as issuer, TE Connectivity plc, as parent guarantor, TE Connectivity Switzerland Ltd., as additional guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to TE Connectivity plc’s Current Report on Form 8-K, filed with the Commission on January 31, 2025)
4.3	Form of 3.250% Senior Notes due 2033 (included in Exhibit 4.2)

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TE CONNECTIVITY PLC

By:	/s/ Harold G. Barksdale
	Name:	Harold G. Barksdale
	Title:	Vice President and Corporate Secretary

TE CONNECTIVITY SWITZERLAND LTD.

By:	/s/ Heath A. Mitts
	Name:	Heath A. Mitts
	Title:	Director

TYCO ELECTRONICS GROUP S.A.

By:	/s/ Harold G. Barksdale
	Name:	Harold G. Barksdale
	Title:	Director

Dated: January 31, 2025

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